Exhibit 21.1

List of subsidiaries of ProFrac Holding Corp.

Name	Jurisdiction of Organization
ProFrac Holdings, LLC	Texas
ProFrac Holdings II, LLC (dba PF Holdings)	Texas
ProFrac Services, LLC	Texas
ProFrac Manufacturing, LLC	Texas
Alpine Silica, LLC	Texas
BEST Pump and Flow, LLC	Texas
FTS International, Inc.	Delaware
FTS International Services, LLC	Texas
FTS International Manufacturing, LLC	Texas
EKU Power Drives GmbH	Germany
EKU Power Drives Inc.	Delaware
AG PSC Funding LLC	Delaware
REV Energy Services, LLC	Colorado
REV Energy Holdings, LLC	Colorado
Alpine Monahans, LLC	Delaware
Alpine Monahans II, LLC	Delaware
Monarch Silica, LLC	Texas
Sunny Point Aggregates, LLC	Louisiana
Performance Proppants International, LLC	Louisiana
Performance Proppants, LLC	Texas
Red River Land Holdings, LLC	Louisiana
Performance Royalty, LLC	Louisiana
U.S. Well Services Holdings, LLC	Delaware
USWS Holdings LLC	Delaware
U.S. Well Services, LLC	Delaware
USWS Fleet 10, LLC	Delaware
USWS Fleet 11, LLC	Delaware
Producers Service Holdings LLC	Delaware
Producers Service Company – West LLC	Delaware
Producers Service I, LLC	Delaware
Producers Service Company LLC	Delaware
Alpine Holding, LLC	Delaware
Alpine Holding II, LLC	Delaware
Alpine Real Estate Holdings, LLC	Delaware
Best PFP, LLC	Texas
F3 Fuel, LLC	Texas
IOT-eq, LLC	Texas
PF Manufacturing Holding, LLC	Texas
PF Proppant Holding, LLC	Texas
PF Tech Holding, LLC	Texas
PF Services Holding, LLC	Texas
ProFrac Sub LLC	Delaware